Exhibit  C

DATED 12 MARCH 2003

T-MOBILE INTERNATIONAL AG

SMARAGD TELEKOMMUNIKATIONSDIENSTE GMBH

SISTEMA JSFC

CALL OPTION AGREEMENT

CONTENTS

SECTION

1. Definitions

2. Call Option for Sistema

3. Purchase Price

4. Covenants

5. Sale and Transfer

6. Representations and Warranties

7. Parties’ Covenants

8. Remedies for Breaches of this Agreement

9. Confidentiality

10. Effectiveness, Term and Termination

11. Miscellaneous

Call Option Agreement

DATED 12 MARCH 2003

Between

T-Mobile International AG, a joint stock company (AG), incorporated and organised under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bonn under commercial register number HRB 8716, having its registered office at Kennedy Allee 1-5, D-53175 Bonn, Germany

- hereinafter “TMO” -

Smaragd Telekommunikationsdienste GmbH, a limited liability company (GmbH), incorporated and organised under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bonn under commercial register number HRB 8522, having its registered office at Kennedy Allee 1-5, D-53175 Bonn, Germany

- hereinafter “Smaragd” -

and

Sistema Joint Stock Financial Corporation, an open joint stock company incorporated and organised under the laws of the Russian Federation, registered with the Ministry of Tax of the Russian Federation, registration certificate No. 1027700003891, having its registered office at Prechistenka str. 17/8/9, Building 1, 119034 Moscow, Russian Federation

- hereinafter “Sistema” -

• TMO, Smaragd and Sistema are sometimes hereinafter referred to jointly as the “Parties” and individually as a “Party”-

WHEREAS:

(A)                    TMO and Sistema are shareholders in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered with the State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16.5, and having its registered office at 4, Marksistskaya Street, 109147 Moscow, Russian Federation, the shares of which are registered and traded on the New York Stock Exchange in ADS form under the symbol “MBT”;

(B)       As of the date of this Agreement, MTS has issued 1,993,326,138 (one billion nine hundred ninety-three million three hundred twenty-six thousand one hundred thirty-eight) common shares. TMO currently directly holds 721,536,738 (seven hundred twenty-one million five hundred thirty-six thousand seven hundred thirty-eight) common shares in MTS;

(C)                      TMO is prepared to grant to Sistema and Sistema is prepared to accept from TMO a call option to acquire all of but not less than all of 199,332,614 (one hundred ninety-nine million three hundred thirty-two thousand six hundred and fourteen) common shares in MTS from, and as directly held by, TMO (the “Underlying Shares”) or otherwise on the terms of this Agreement;

(D)                     TMO intends to place ADSs and/or common shares in MTS representing up to 100,400,693 (one hundred million four hundred thousand six hundred ninety three) common shares in a Five Percent Offering;

NOW, THEREFORE, intending to be legally bound and in consideration of the foregoing and the respective agreements and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             DEFINITIONS

The following terms have the meaning as defined opposite to them in this Section 1:

ADSs:	Means American Depositary Shares.

ADS Price:	Has the meaning given in Section 3 of this Agreement.

Adverse Consequences:

Means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’.

fees and expenses

Affiliate:

Means any Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified and “Affiliated” and “Non-Affiliated” shall have the corresponding meanings.

Agreement:	Means this Call Option Agreement.

Business Day:

Means any day other than a Saturday or a Sunday on which banks in Moscow, the Russian Federation, Frankfurt am Main, the Federal Republic of Germany, and New York, New York, United States of America, are open for the transaction of normal business.

Call Exercise Date:	Means the date on which the Call Option is deemed to be exercised, which shall be the date on which the Call Notice to TMO and Smaragd is duly served in accordance with Section 11.7 of this Agreement.

Call Exercise Period:	Means the period beginning from the date of this Agreement and continuing up to and including 30 September, 2003.

Call Notice:	Has the meaning given in Section 2.2.1 of this Agreement.

Call Option:	Has the meaning given in Section 2.1 of this Agreement.

Closing of the Five Percent Offering:	Means the date on which the closing of a Five Percent Offering occurs.

Completion:	Has the meaning given in Section 5.3 of this Agreement. “Completed” shall have the corresponding meaning.

Completion of the ISH Unwind:	Means Completion as defined in the ISH Unwind Agreement.

Confidential Information:	Has the meaning given in Section 9 of this Agreement.

Control:

Means the power to direct the management or policies of an entity, directly or indirectly, whether through the ownership of securities, by contract or otherwise (and which power shall, for the avoidance of doubt, be deemed to be held by a person with the direct or indirect ownership of 50% (fifty percent) plus one share or more of the share capital of an entity), and “Controlling” and “Controlled” shall have the corresponding meanings.

Earlier Transfer Date:	Means the date of remittance of the Purchase Price by Sistema to TMO in accordance with Section 5.1.1 of this Agreement.

Equity Securities:	Has the meaning given in Section 7.3 of this Agreement.

Euro Equivalent:

Means the amount calculated on the basis of the Euro Foreign Exchange Reference Rate vis-à-vis the United States Dollar as published by the European Central Bank (www.ecb.int) on the last Business Day before the Call Exercise Date.

FCSM:	Means the Federal Commission for the Securities Market of the Russian Federation

Five Percent Offering:	Has the meaning given in the Shareholders’ Agreement.

ISH:

Means CJSC Invest-Svyaz-Holding, a closed joint stock company incorporated and organised under the laws of the Russian Federation, registered by the Ministry of Tax, registration No. 873.716, having its registered office at 29 Gagarinskii Pereulok, Building 2, 119034 Moscow, Russian Federation.

ISH Assessment Date:	Has the meaning given in Section 2.5.2 of this Agreement.

ISH Shares:

Means 490 issued registered shares in ISH held by TMO on the date of this Agreement, of which 489 issued registered shares will be held by TMO and 1 issued registered share will be held by Smaragd after transfer of such share from TMO as soon as practicable after signing of this Agreement, in aggregate representing 49% of the issued charter capital of ISH.

ISH Unwind:	Has the meaning given in the ISH Unwind Agreement.

ISH Unwind Agreement:	Means an agreement among the Parties as the shareholders of ISH entered into on the date of this Agreement.

Local Listing:	Has the meaning given in Section 7.3 of this Agreement.

Lock-up Period:	Has the meaning given in Section 7.3 of this Agreement.

MAP:	Means the Ministry of the Russian Federation for Antimonopoly Policy and Support of Entrepreneurial Activity.

MTS:	Has the meaning given in Recital (A).

MTS ADSs:	Means the ADSs of MTS listed on the NYSE under the symbol “MBT”.

MTS Shares:	Means all or a part of the 1,993,326,138 common shares issued by and constituting the entire issued share capital of MTS.

Notice on Changed Tax Circumstances:	Has the meaning given in Section 11.15.3 a) of this Agreement.

Notified Party:	Has the meaning given in Section 7.3 of this Agreement.

NYSE:	Means the New York Stock Exchange.

Person:

Means a natural person, a legal entity, an individual, a partnership, a joint venture, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, or a governmental entity (or any department, agency, or political subdivision thereof).

Post ISH Assessment Transfer Date:	Has the meaning given in Section 2.5.2(a) of this Agreement.

Prohibited Transactions:	Has the meaning in Section 7.3 of this Agreement.

Purchase Price:	Means the cash consideration to be paid for the Underlying Shares, or otherwise under this Agreement, as calculated pursuant to Section 3 of this Agreement.

Requesting Party:	Has the meaning in Section 7.3 of this Agreement.

Rules:	Has the meaning in Section 11.19 of this Agreement.

SEC:	Securities and Exchange Commission of the United States of America.

Shareholders’ Register of ISH:	Means the register of shareholders of ISH held by a licensed registrar (“ISH Registrar”) as required under the laws of the Russian Federation.

Shareholders’ Register of MTS:	Means the register of shareholders of MTS held by a licensed registrar (“MTS Registrar”) as required under the laws of the Russian Federation.

Shareholders’ Agreement:	Means the shareholders’ agreement entered into by the Parties on the date of this Agreement.

Sistema Debt Financing:	Has the meaning given in the Shareholders’ Agreement.

Tax:

Means any national, supranational, federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. Taxes shall have the corresponding meaning.

Ten Percent Offering:	Means a public offering of the Underlying Shares after expiry or termination of the Call Option.

Trading Days:	Means consecutive trading days on which securities are traded on the NYSE.

Transfer Date:	Means the date of remittance of the Purchase Price by Sistema to TMO in accordance with Section 5.1.2 of this Agreement.

Transfer Order:	Has the meaning given in Section 5.2 of this Agreement.

Underlying Shares:	Has the meaning given in Recital (C) of this Agreement.

U.S. Securities Act:	Means the U.S. Securities Act of 1933.

2.             CALL OPTION FOR SISTEMA

2.1           Call Option

Subject to Section 2.2, and in consideration of the granting of certain rights to TMO under the Shareholders’ Agreement, receipt of which TMO acknowledges, TMO hereby irrevocably grants to Sistema an option to buy, and to require TMO to sell and transfer to Sistema (or a designated Affiliate of Sistema), the whole (but not some) of the Underlying Shares (if not otherwise stipulated hereunder) in accordance with the provisions of this Agreement (“Call Option”).

2.2           Exercise of Call Option

2.2.1                        Subject to Sections 2.2.2 and 2.2.3 below, the Call Option as granted under Section 2.1 shall be exercisable by Sistema in its absolute discretion by serving a written notice to TMO in accordance with Section 11.7 (i) substantially in the form attached at Annex 2.2.1 (“Call Notice”), and (ii) at any time within the Call Exercise Period.

2.2.2                        Where the Call Option shall be exercised by Sistema on or before 1 July 2003, TMO and Smaragd (if at such date holding ISH Shares) shall, against receipt of the Purchase Price in accordance with Section 5.1.1, transfer to Sistema (or designated Affiliate of Sistema) (A) the ISH Shares (meaning, for the avoidance of doubt, 490 unencumbered ISH Shares as respectively held in aggregate by TMO and Smaragd on the Earlier Transfer Date) and (B) 120,811,184 (one hundred twenty million eight hundred eleven thousand one hundred eighty four) MTS Shares held by TMO, all in accordance with Section 5.2.

2.2.3                        Where the Call Option shall be exercised by Sistema after 1 July 2003, TMO shall, subject (where applicable) to Section 2.5.2, following Completion of the ISH Unwind and against receipt of the Purchase Price in accordance with Section 5.1.2, transfer to Sistema (or a designated Affiliate of Sistema) in accordance with Section 5.2 the whole of the Underlying Shares. Where this Section 2.2.3 shall be applicable, the Parties shall, for the avoidance of doubt, in good faith use best endeavors to cooperate and perform their obligations under the ISH Unwind Agreement in order to achieve Completion of the ISH Unwind as soon as practicable.

2.2.4                        Where on or prior to 1 July 2003, the Call Option shall not have been exercised by Sistema, the Parties undertake to continue with the implementation of the ISH Unwind in accordance with the ISH Unwind Agreement. Where the Call Option shall have been exercised by Sistema on or before 1 July 2003 pursuant to Section 2.2.2 above and Completion shall have occurred in accordance with Section 5.3, the ISH Unwind Agreement shall terminate in accordance with Section 5.2.4 of the ISH Unwind Agreement. For the avoidance of doubt, the ISH Unwind Agreement shall not terminate if Completion shall not have occurred in accordance with Section 5.3 and the Call Option shall not have been terminated in accordance with Section 10.2.

2.3                                 Expiry or termination of the Call Option

The Call Option shall automatically expire (i) if it has not been exercised by Sistema in accordance with Section 2.2 on or before the last day of the Call Exercise Period, or (ii) if this Agreement has been terminated in accordance with Section 10.2. For the avoidance of doubt, nothing in this Agreement shall prohibit TMO from selling or otherwise disposing of Underlying Shares in any way permitted by law after the expiry of the Call Option in accordance with this Section 2.3.

2.4                                 Preparation of Ten Percent Offering

The Parties agree that nothing in this Agreement shall prevent TMO from immediately executing the Ten Percent Offering and/or the Five Percent Offering, as the case may be, after the expiry of the Call Option pursuant to Section 2.3. In particular, Sistema acknowledges that starting from 15 August 2003, Section 9 of the Shareholders’ Agreement shall be applicable with regard to the Ten Percent Offering irrespective of whether the Shareholders’ Agreement shall be in force on such date and from such date TMO may start preparing the Ten Percent Offering and/or the Five Percent Offering, as the case may be, (inter alia, prepare and convene an extraordinary shareholders’ meeting, implement relevant SEC filings and take, in its own discretion, any other reasonable steps for the preparation of the Ten Percent Offering) .

2.5           Achieving Completion where Completion of the ISH Unwind fails

2.5.1                        In the event that after exercise of the Call Option in accordance with Section 2.2.1 and where Section 2.2.3 shall apply, Completion of the ISH Unwind shall not have occurred on or before 31 August 2003, the Parties undertake, without prejudice to the Parties’ obligations otherwise under the ISH Unwind Agreement, at either Parties’ request to immediately enter into good faith negotiations with each other in order to seek agreement upon the most appropriate means for achieving Completion as soon as possible, including (but not limited to) continuing with, amending, terminating, or unwinding the ISH Unwind process. During such negotiations the Parties shall fully cooperate with and consult each other, and, where agreement shall be achieved between the Parties, support and implement all reasonable actions and measures in connection therewith, in particular take all reasonable actions and pass resolutions as shareholders in ISH and to instruct and support the management of ISH to fully cooperate with and support the Parties. The Parties undertake to refrain from any direct or indirect actions that might have an adverse effect on such priority to achieve Completion as soon as practicable.

2.5.2                        Where agreement is not achieved between the Parties pursuant to Section 2.5.1 above on or before 15 October 2003 and Completion of the ISH Unwind shall still not have occurred on or prior to such date (the “ISH Assessment Date”) the following provisions shall apply:

(a)                                  In the event that those actions set out at Section 3.2(s) of the ISH Unwind Agreement have been completed, yet on the ISH Assessment Date approval of the Federal Commission for the Securities Market to the registration of shares of NewCo 2 (as defined in the ISH Unwind Agreement) pursuant to Section 3.2(p) of the ISH Unwind Agreement has not been issued, the Transfer Date shall be deemed to be that date falling 15 (fifteen) Business Days after the ISH Assessment Date. The provisions of Section 5.1.2 and the obligation on TMO to transfer all of the legal and beneficial title in the Underlying Shares to Sistema in accordance with Section 5.2 shall, for the avoidance of doubt, apply mutatis mutandis to such deemed Transfer Date (the “Post ISH Assessment Transfer Date”).

(b)                                 In the event that on the ISH Assessment Date those actions set out at Section 3.2(s) of the ISH Unwind Agreement have not been completed, and on or prior to such date the Five Percent Offering has not been priced, TMO may on the ISH Assessment Date in its absolute discretion elect that the Transfer Date shall be deemed to be that date falling 15 (fifteen) Business Days after the ISH Assessment Date. The provisions of Section 5.1.2 and the obligation on TMO to transfer all of the legal and beneficial title in the Underlying Shares to Sistema in accordance with Section 5.2 shall, for the avoidance of doubt, apply mutatis mutandis to such deemed Transfer Date. Where TMO shall so elect to effect this Section 2.5.2(b) TMO shall be entitled to effect the Five Percent Offering at any time following Completion of the ISH Unwind and Sistema shall undertake that it will not (nor will any of its Affiliates) effect any Prohibited Transactions at any time during the period 90 calendar days following pricing of the Five Percent Offering so effected provided that such pricing of the Five Percent Offering occurs within 90 Business Days of Completion of the ISH Unwind or such later date as Sistema shall consent to (such consent not to be unreasonably withheld or refused).

(c)                                  In the event that on the ISH Assessment Date (i) those actions set out at Section 3.2(s) of the ISH Unwind Agreement have not been completed, and on such date the Five Percent Offering has been priced or (ii) TMO has not elected to sell and transfer the Underlying Shares to Sistema (or a designated Affiliate of Sistema) in accordance with Section 2.5.2 (b), Sistema may on the ISH Assessment Date in its absolute discretion:

(i)                         elect to acquire (and TMO shall be obliged to sell to Sistema in each case  in accordance with Section 5.2) (ia) 120,811,184 MTS Shares on the Post ISH Assessment Transfer Date, and (iaa)

78,521,430 MTS Shares on the Transfer Date in accordance with Section 5.1.2; or

(ii)                      elect to terminate the Call Option.

In the case of Section 2.5.2(c)(i) above, and notwithstanding the provisions of Section 5.1.2, the Purchase Price shall be payable by Sistema (or a designated of Affiliate of Sistema) to TMO on the Post ISH Assessment Transfer Date and Transfer Date in the proportion 61 percent and 39 percent of such Purchase Price respectively.

3.                                      PURCHASE PRICE

The Purchase Price shall be equal to (A) the number of Underlying Shares multiplied by the purchase price of one MTS ADS (the “ADS Price”) divided by twenty, and (B) in the event that the Call Option shall be exercised by Sistema on or before 1 July 2003 reduced by an amount of US$ 22,000,000 (twenty two million). The ADS Price shall be calculated on the following basis: (i) in the event that the Closing of the Five Percent Offering occurs prior to the Call Exercise Date, the ADS Price shall be the EURO Equivalent of the weighted average closing price on the NYSE for 90 Trading Days as quoted by Bloomberg for the trading of MTS ADSs immediately prior to the Closing of the Five Percent Offering, or, (ii) in the event that the Closing of the Five Percent Offering does not occur prior to the Call Exercise Date, the ADS Price shall be the EURO Equivalent of the weighted average closing price on the NYSE for 30 Trading Days as quoted by Bloomberg for the trading of MTS ADSs immediately prior to the Call Exercise Date; provided, however, in the event that the Purchase Price is calculable in accordance with this Section 3 (ii), the Purchase Price shall not be less than the EURO Equivalent of US $ 21.00 per MTS ADS and not more than the EURO Equivalent of US $ 39.00 per MTS ADS.

4.                                      COVENANTS

4.1                                 Shareholders’ Agreement

Sistema and TMO shall as soon as practicable after the earlier to occur of (i) Completion of the ISH Unwind, or (ii) exercise of the Call Option, or (iii) 2 (two) months prior to the expiry of the Call Exercise Period, jointly apply for MAP’s approval (to the extent requiring such approval) to enter into force of Sections 3.2 (a) to (c), 4 (a) to (d) and any other Sections of the Shareholders’ Agreement that may require such approval.

4.2           Share Transfer and Payment

Sistema shall on or prior to the Call Exercise Date:

(a)                                  apply for clearance by the MAP of the transfer of the Underlying Shares (or part thereof together with the ISH Shares, if applicable) to Sistema (or a designated Affiliate of Sistema) as contemplated herein; and

(b)                                 seek, if in Sistema’s reasonable discretion required under Russian hard currency legislation, a license issued by the Central Bank of Russia permitting the payment of the Purchase Price in accordance with Section 5 of this Agreement.

5.                                      SALE AND TRANSFER

5.1                                 Remittance of Purchase Price

5.1.1                        Where Section 2.2.2 shall be applicable, Sistema (or a designated Affiliate of Sistema) shall not later than within 30 (thirty) Business Days after the Call Exercise Date remit the Purchase Price to TMO to the account specified at Section 11.8 or to such other account details of which shall be supplied to Sistema within 2 (two) Business Days following service of the Call Notice on TMO by Sistema (the “Earlier Transfer Date”).

5.1.2                        Where Section 2.2.3 shall be applicable, Sistema (or a designated Affiliate of Sistema) shall not later than within 15 (fifteen) Business Days after the Completion of the ISH Unwind remit the Purchase Price to TMO to the account specified at Section 11.8 or to such other account details of which shall be supplied to Sistema within 2 (two) Business Days following service of the Call Notice on TMO by Sistema (the “Transfer Date”).

5.2                                 Transfer of Shares

Against receipt of the Purchase Price by TMO pursuant to Sections 5.1.1 or 5.1.2 above as the case may be, TMO (and Smaragd where Section 2.2.2 shall apply) shall immediately (i) sell and transfer to Sistema (or a designated Affiliate of Sistema) all of the legal and beneficial ownership in the Underlying Shares (or part thereof together with the ISH Shares where Section 2.2.2 shall apply) and (ii) provide forthwith to the MTS Registrar (and the ISH Registrar where Section 2.2.2 shall apply) (with a copy to Sistema) (A) a validly issued transfer order (or orders) substantially in the form attached hereto in Annex 5.2 (the “Transfer Order”) as instruction to register immediately the transfer of the applicable

Underlying Shares (or part thereof together with the ISH Shares where Section 2.2.2 shall apply) to Sistema (or a designated Affiliate of Sistema) in the Shareholders’ Register of MTS (and the Shareholders’ Register of ISH  where Section 2.2.2 shall apply); and (B) all other documents required under the laws of the Russian Federation in order to validly register such transfer in the Shareholders’ Register of MTS and Shareholders’ Register of ISH (as the case may be).

5.3                                 Completion

The Call Option shall be deemed to be completed upon (i) receipt of the Purchase Price by TMO and (ii) registration of the Underlying Shares (or part thereof together with the ISH Shares (if applicable) in the name of Sistema (or a designated Affiliate of Sistema) in the Shareholders’ Register of MTS and the Shareholders’ Register of ISH (if applicable) in accordance with Section 5.2 of this Agreement and such that Sistema (or its designated Affiliate) shall have received, and be registered holder of, a direct or indirect holding of MTS Shares equal to the number of Underlying Shares (“Completion”).

6.                                      REPRESENTATIONS AND WARRANTIES

6.1                                 Representations and warranties of TMO and Smaragd:

TMO and Smaragd each represent and warrant to Sistema that the statements contained in this Section 6.1 are true, accurate and not misleading as of the date of this Agreement and will be true, accurate and not misleading as of the Transfer Date or Earlier Transfer Date, as the case may be (and to that end shall be deemed repeated again at such date, as though such date were substituted for the date of this Agreement throughout this Section 6.1).

For the avoidance of doubt, the representations and warranties given by Smaragd under this Section 6.1, shall have (in relation to Smaragd) no effect if Smaragd is not a shareholder in ISH on the Call Exercise Date.

6.1.1                        Organization

TMO and Smaragd are duly organized, validly existing, and in good standing under the laws of the Federal Republic of Germany.

6.1.2                        Authorization of Transaction

TMO and Smaragd have full corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. This

Agreement constitutes a valid and legally binding obligation, enforceable against TMO and Smaragd in accordance with its terms and conditions. TMO and Smaragd have given all notices and received all authorizations, consents, or approvals of any government or governmental agency necessary in order to execute this Agreement and will, at the Transfer Date or Earlier Transfer Date (as the case may be), have given or received such notices, authorizations, consents, or approvals necessary to consummate the transactions contemplated by this Agreement.

6.1.3                        Noncontravention

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TMO or Smaragd are subject or any provision of their respective foundation, charter or other organizational documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, instrument, or other arrangement to which TMO or Smaragd are a party or by which they are bound or to which any of their assets are subject to the extent that any of the foregoing events would affect TMO’s ownership in MTS or negatively affect consummation of the transactions contemplated hereby.

6.1.4                        Brokers’ Fees

TMO and Smaragd have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sistema or MTS could become liable or obligated.

6.1.5                        Ownership of Underlying Shares and ISH Shares

TMO holds of record and owns beneficially the Underlying Shares and 489 (four hundred eighty nine) of the ISH Shares and Smaragd will hold of record and own beneficially 1 (one) of the ISH Shares on the Earlier Transfer Date, in each case free and clear of any restrictions on transfer, Taxes, security interests, mortgages, pledges, liens, encumbrances, charges, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

TMO and Smaragd are not a party to any option, warrant, purchase right, or other contract or commitment that could require them to sell, transfer, or otherwise dispose of any MTS Shares or ISH Shares (other than pursuant to this

Agreement). TMO and Smaragd are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of, or other rights attaching to, any of the Underlying Shares or ISH Shares.

6.1.6                        Transfer Taxes

There are no capital, transfer, stamp duty, stamp duty reserve or documentary, issuance or transfer taxes or duties payable (other than such taxes which may be payable in Russia), by or on behalf of Sistema on (A) the sale, transfer or delivery by TMO of the Underlying Shares pursuant hereto or the sale thereof, or (B) the consummation of the transactions contemplated by this Agreement.

6.2                                 Representations and Warranties of Sistema

Sistema represents and warrants to TMO and Smaragd that the statements contained in this Section 6.2 are true, accurate and not misleading as of the date of this Agreement and will be true, accurate and not misleading as of the Transfer Date or Earlier Transfer Date, as the case may be, (and to that end shall be deemed repeated again at such date, as though the Transfer Date were substituted for the date of this Agreement throughout this Section 6.2).

6.2.1        Organization of Sistema

Sistema is an open joint stock company duly organized and validly existing under the laws of the Russian Federation.

6.2.2        Authorization of Transaction

Sistema has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations (including, if required, obtaining of a license from the Central Bank of Russia in accordance with Section 4.2 (b) of this Agreement) hereunder. This Agreement constitutes a valid and legally binding obligation of Sistema, enforceable in accordance with its terms and conditions. Sistema has given all notices and received all authorizations, consents, or approvals of any government or governmental agency necessary in order to execute this Agreement and will, at the Transfer Date or Earlier Transfer Date (as the case may be), have given or received such notices, authorizations, consents, or approvals necessary to consummate the transactions contemplated by this Agreement including, without limitation, exercise of the Call Option.

6.2.3        Noncontravention

Neither the execution and the delivery of this Agreement, nor the consummation of the acquisition of the Underlying Shares contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sistema is subject or any provision of its foundation document, charter, bylaws or other organizational document or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel agreement, contract, lease, license, instrument, or other arrangement to which Sistema is a party or by which it is bound or to which any of its assets is subject to the extent that any of the foregoing events would negatively affect the consummation of the acquisition of the Underlying Shares.

6.2.4        Brokers’ Fees

Sistema has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which TMO or Smaragd could become liable or obligated.

7.             PARTIES’ COVENANTS

7.1           Mutual Support and Cooperation

From the date of signing of this Agreement, Sections 9 and 12.12 of the Shareholders’ Agreement shall be applicable irrespective of the date of entering into force of the Shareholders’ Agreement. From the date of signing of this Agreement, the obligations set out in Section 9 of the Shareholders’ Agreement shall apply respectively, in order to effect the transactions contemplated in this Agreement.

7.2           Exclusivity

TMO covenants, agrees and undertakes to Sistema not to offer to sell or sell or otherwise dispose of or encumber any ISH Shares (except as for the transfer from TMO to Smaragd as contemplated under this Agreement) or MTS Shares representing the Underlying Shares (or agree to do any of the aforementioned) prior to the expiry of the Call Option pursuant to Section 2.3 hereof. Smaragd covenants, agrees and undertakes to Sistema not to offer to sell or sell or otherwise dispose of or encumber any ISH Shares (or agree to do any of the aforementioned) prior to the expiry of the Call Option pursuant to Section 2.3 hereof.

7.3           Certain Restrictions on Transfer

7.3.1                        TMO may initiate the Five Percent Offering at any time after the signing of this Agreement. Sistema agrees and undertakes to TMO that it will not (nor will any of its Affiliates) effect any Prohibited Transactions at any time during the period commencing on pricing of the Five Percent Offering and ending on the date falling 90 calendar days after the date of pricing of the Five Percent Offering, provided that such date shall be no later than (i) 1 July 2003 or (ii) 15 July 2003, as applicable in accordance with Section 7.3.2 below if Sistema will have provided to TMO a notice of its intention to effect  an offering under Section 7.3.2.

7.3.2                        During the period between 1 June 2003 and 15 June 2003 either Sistema or TMO (the “Requesting Party”) may notify the other party (the “Notified Party”) in writing of its intention to effect an offering of Equity Securities at any time between (i) 1 July 2003 where TMO has not effected the Five Percent Offering prior to 1 July, or in the case of a notification by Sistema (ii) 15 July 2003 where TMO has effected the Five Percent Offering prior to 1 July, and 1 October 2003, provided that TMO may only provide such notification if it has not effected the Five Percent Offering prior to such date of notification, and Sistema may only provide such notification if it has not effected an offering of Equity Securities prior to such date of notification. In response to such notification (and in any case within 5 Business Days of such notification) the Notified Party shall elect in writing to the Requesting Party either:

(a)                                  to cooperate with the Requesting Party in good faith with a view to effect a joint offering of Equity Securities by Sistema and the Five Percent Offering by TMO with each party undertaking to refrain from effecting any Prohibited Transactions during the period commencing on the date of pricing of such joint offering and ending on the later of (i) 1 October 2003, and, if applicable, (ii) the date of pricing of any Five Percent Offering and/or Ten Percent Offering (the “Lock-up Period”) without prejudice to Section 7.3.4; or

(b)                                 not to pursue a joint offering of Equity Securities with the Requesting Party and undertake to the Requesting Party that it will not (nor will any of its Affiliates or agents on its behalf) effect any Prohibited Transactions at any time during the Lock-up Period.

If the Notified Party fails to make a timely election, it shall be deemed to have made an election under Section 7.3.2(b).  Furthermore, if despite a party’s election under Section 7.3.2(a), such party subsequently does not participate in such offering, such party shall nonetheless refrain from effecting any Prohibited Transactions during the Lock-Up Period.

7.3.3                        For the avoidance of doubt, nothing in this Section 7.3 shall limit TMO’s ability to prepare the Five Percent Offering and/or the Ten Percent Offering during the period commencing 15 August 2003 in accordance with Section 2.4 of this Agreement.

7.3.4                        Sistema agrees and undertakes to TMO that it will not (nor will any of its Affiliates) at any time within the period commencing on 1 October 2003 and ending on the earlier of (a) the date falling 90 calendar days after the date of pricing of any Five Percent Offering or Ten Percent Offering, as the case may be, and (b) 31 March 2004 effect any Prohibited Transactions, provided that this Section 7.3.4 shall not apply where TMO shall elect to exercise its rights pursuant to Section 2.5.2(b).

7.3.5                        Each Party undertakes to use all reasonable efforts to procure that for a period of 90 calendar days (a) following the pricing date of any offering by Sistema of Equity Securities, and (b) following the date of pricing of the Five Percent Offering, MTS and the directors and executive officers of MTS will not effect any Prohibited Transactions, other than transactions with Equity Securities in connection with duly exercised options under management stock option plans of MTS.

7.3.6                        None of the undertakings or obligations set out in this Section 7.3 shall, for the avoidance of doubt, prevent the Parties from preparing and implementing concurrently with, prior to, or after the Five Percent Offering a listing and offering of MTS Shares on a registered Russian stock exchange (“Local Listing”); provided that (a) the Parties shall at all times consult with each other in good faith as to (i) the possibility of avoiding, but if necessary, the implementation of, such Local Listing pursuant to this Section 7.3.6, and (ii) the ability for the Local Listing to be undertaken concurrently with or after the Five Percent Offering in accordance with this Section 7.3, if so desired by TMO, (b) any Equity Securities which are the subject of the Local Listing shall be targeted for distribution to the Russian domestic market, provided that in the event that sufficient demand (including demand sourced from third parties) cannot be generated in order to comply with the applicable listing and trading liquidity rules and regulations of the FCSM and the relevant Russian stock exchange, TMO may also solicit international demand in the form of a private placement and (c) TMO may offer in the Local Listing, at its sole discretion, the minimum number of MTS shares required in order to comply with the applicable listing and trading liquidity rules and regulations of the FCSM and the relevant Russian stock exchange which, in any event, shall not exceed the equivalent of 500,000 ADSs. Notwithstanding the provisions of this Section 7.3.6, a higher amount may mutually be agreed in writing by the parties as necessary to satisfy the requirements of the FCSM and relevant Russian stock exchange.

For the purposes of this Section 7.3:

“Equity Securities” shall mean MTS Shares, or any depositary shares or receipts issued on such ordinary shares, or securities exchangeable or convertible into MTS Shares or any depositary shares or receipts issued on such ordinary shares.

“Prohibited Transactions” shall mean to:

(i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or seek or solicit any such transfer or disposal), directly or indirectly, any Equity Securities other than to an Affiliate, or

(ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Equity Securities;

whether any such transaction described in (i) or (ii) above is to be settled by delivery of such Equity Securities or such other securities, in cash or otherwise provided, however, that Prohibited Transactions shall not include any pledges of MTS Shares underlying any Sistema Debt Financing which pledges comply with the terms set forth in Annex 7.3.

8.             REMEDIES FOR BREACHES OF THIS AGREEMENT

8.1           Survival of Warranties

All the representations and warranties of the Parties contained in this Agreement shall survive Completion (even if the Party alleging to have suffered a loss knew or had reason to know of any breach of representation or warranty at the time of Completion) and shall continue in full force and effect for a period of two (2) years from the Transfer Date or Earlier Transfer Date (as the case may be).

8.2           Indemnification Provisions

8.2.1                        In the event that any of the Parties breaches any of its respective undertakings, obligations, representations or warranties contained herein, provided that the claiming Party/Parties makes a written claim for indemnification against the breaching Party pursuant to Section 11.7 below within the period set forth in Section 8.1, then the breaching Party agrees to indemnify and hold harmless the claiming Party/Parties from and against any Adverse Consequences the claiming Party/Parties may suffer as a result of the claim for indemnification (including any Adverse Consequences the claiming Party/Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

8.2.2                        The obligation of the breaching Party to indemnify the claiming Party/Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any undertakings, obligations, representation or warranty of the Parties given hereunder shall be limited as follows:

(a)                                  In the event a Party breaches any of its representations, warranties or covenants contained herein, then such Party’s total liability in respect of all Adverse Consequences arising from breaches whether in contract, tort or otherwise shall, in the event the sale and transfer of the Underlying Shares or ISH Shares (if applicable) has been Completed, not exceed the Purchase Price. None of the Parties shall be liable to any other Party (in equity, contract, tort (including negligence) under the Misrepresentation Act 1967 or in any other way) for a representation or warranty that is not explicitly set out in this Agreement.

(b)                                 Nothing in Section 8.2.2 shall have the effect of limiting or restricting any liability of a Party in respect of any Adverse Consequence arising as a result of any fraud.

9.             CONFIDENTIALITY

Except as expressly provided otherwise in this Agreement or as required to fulfil the Parties’ obligations under this Agreement, each Party (i) shall treat as strictly confidential information obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this Agreement (including the terms of this Agreement) or the other Parties (“Confidential Information”) and (ii) shall not, except with the prior written consent of the other Parties (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any Person (other than their respective employees, agents, advisors (including legal counsel, financial advisors and underwriters) and consultants) any Confidential

Information; provided, however, such restriction shall not apply if and to the extent that the Party proposing to make such disclosure can demonstrate that:

9.1                                 such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it or MTS and whether or not the requirement has the force of law;

9.2                                 the Confidential Information was lawfully in its possession prior to its disclosure (as evidenced by written records); or

9.3                                 the Confidential Information has come into the public domain other than through its fault or the fault of any Person to whom the Confidential Information has been disclosed by that Party.

10.                                 EFFECTIVENESS, TERM AND TERMINATION

10.1                           Effectiveness

10.1.1                  This Agreement shall be binding on the Parties upon its signing and shall become effective upon the date hereof. Subject to Section 8, this Agreement shall remain in full force and effect until  the first of the following events occurs: (i) Completion, (ii) expiry or termination of the Call Option in accordance with Section 2.3 or (iii) until terminated pursuant to Section 10.2 below.

10.2                           Termination

10.2.1                  The Parties may terminate this Agreement at any time by mutual written consent;

10.2.2                  Sistema may terminate this Agreement by giving written notice to TMO and Smaragd at any time in the event TMO or Smaragd have materially breached any representation, warranty, or covenant contained in this Agreement in any respect, and (i) Sistema has notified TMO and Smaragd of such breach, and the breach, if capable of remedy, has continued without being remedied for a period of thirty (30) days after receipt of the notice of breach by TMO and Smaragd and (ii) such breach has a material adverse effect on the ability of TMO or Smaragd to perform its obligations hereunder;

10.2.3                  TMO and Smaragd may terminate this Agreement by giving written notice to Sistema at any time in the event Sistema has materially breached any representation, warranty, or covenant contained in this Agreement in any respect and (i) TMO or Smaragd have notified Sistema of such breach, and the breach, if capable of remedy, has continued without being remedied for a period of thirty (30) days after receipt of the notice of breach by Sistema and (ii) such breach has a material adverse effect on the ability of Sistema to perform its obligations hereunder.

10.2.4                  TMO and Smaragd may (unless it is otherwise expressly agreed in writing between TMO and Sistema that a delayed date for payment of the Purchase Price shall take place) at any time after the next Business Day following the respective dates set out below (as appropriate) terminate this Agreement by giving joint written notice to Sistema in the event that Sistema has exercised the Call Option but has not (or a designated Affiliate of Sistema has not) complied with its obligations to remit the Purchase Price to TMO in accordance with Section 5.1, more particularly (i) where Section 2.2.2 shall be applicable, within 30 (thirty) Business Days after the Call Exercise Date in accordance with Section 5.1.1, or (ii) where Section 2.2.3 shall be applicable, within 15 (fifteen) Business Days after the Completion of the ISH Unwind in accordance with Section 5.1.2. or otherwise pursuant to Section 2.5.2 if applicable. For the avoidance of doubt, nothing in this Section 10.2.4 shall be considered as a limitation on any Party’s right to claim for indemnification in accordance with Section 8.2.

10.3                           Survival

Sections 8, 9 and 11 shall survive expiry or termination of the Call Option.

11.           MISCELLANEOUS

11.1         Further Assurance

The Parties agree (at the reasonable expense of the requesting Party) to cooperate with each other in executing, delivering and otherwise taking such actions and providing such additional documents, instruments or items as shall be reasonably necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

11.2         Press Releases and Public Announcements

From the signing hereof, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to Completion without the prior written approval of each of Sistema and TMO; provided, however, that any Party may make any public disclosure required by applicable law, regulation or by any securities exchange or regulatory or governmental body having jurisdiction over it or MTS (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

11.3         Entire Agreement

This Agreement, the ISH Unwind Agreement and the Shareholders’ Agreement (including the documents referred to herein and therein) constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.4         Succession and Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Sistema may assign the benefit of its rights and interests under this Agreement to any Affiliate of Sistema by means of providing a notice of assignment on the condition that such Affiliate agrees in writing to be bound by the terms of Section 7.3.

11.5         Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.6         Headings

The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7         Notices

All notices, documents, consents, approvals, requests, demands, claims, or other communications to be given hereunder (a “Notice”) shall be in writing and shall be transmitted by (i) first class registered air mail or recorded delivery mail, personal delivery, expedited courier or (ii) by facsimile or other comparable means in a form generating a record copy to the Party giving the Notice. Any Notice hereunder shall be deemed to have been duly served if (and then 5 (five) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below. Any Notice sent to a Party addressed as set forth below by facsimile, expedited courier or by personal delivery in accordance with this Section 11.7 shall be deemed to have been duly served at the time of transmission or delivery.

11.7.1 Notices to TMO and/or to Smaragd shall be sent to:

T-Mobile International AG
Kennedyallee 1-5
53175 Bonn
Germany
Facsimile: +49 228 536 2009
Attention: Michael Günther, Esq.

with a copy to:

Smaragd Telekommunikationsdienste GmbH
Kennedyallee 1-5
53175 Bonn
Germany
Facsimile: +49 228 536 2309
Attention: Uli Kühbacher, Esq.

and a copy to:

Clifford Chance CIS Ltd
ul. Sadovaya Samotechnaya 24/27
127051 Moscow
Russian Federation
Facsimile: +7 501 258 50 51
Attention: Marc Bartholomy, Esq.
11.7.2 Notices to Sistema shall be sent to:
Sistema JSFC
10 Leontievsky Per.
103009 Moscow
Russian Federation
Facsimile: +7 095 105 7403
Attention: Evgeny Grigorievich Novitsky

with a copy to:
Latham & Watkins
ul. Gasheka 7
Ducat II, Suite 900
123056 Moscow
Russian Federation
Facsimile: +7 501 785 1235
Attention: Office Managing Partner

Notice served on TMO in accordance with this Section 11.7 shall be deemed duly served on Smaragd for all purposes under this Agreement.

11.7.3      Change of Address

Any Party may change the address to which a Notice hereunder is to be delivered by giving the other Parties notice in the manner herein set forth.

11.8         Bank Account

TMO’s bank account is as follows:

Commerzbank AG Bonn

Account No.: 1155100

Bank Code: 38040007

SWIFT Code: COBADEFF380

11.9         Time of the Essence

Time shall be of the essence of this Agreement, both as regards the dates and periods mentioned and as regards any dates and periods which may be substituted for them by agreement in writing between the Parties.

11.10       Third Party Beneficiaries

This Agreement shall not confer any rights or remedies on any other Person other than the Parties and their respective successors and permitted assigns. For the avoidance of doubt, a Person who is not a Party to this Agreement has no right under the English Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

11.11       Amendments and Waivers

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of TMO, Smaragd and Sistema. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver; nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

11.12       Severance

In the event any provision of this Agreement or any provision incorporated herein in the future is or becomes invalid in whole or in part, the validity of the other provisions shall not be affected thereby. To replace any invalid provision, that reasonable provision shall apply which, as permitted by law, most closely approximates that which the Parties desired. In the event the invalidity of any provision is based on any scope of performance or time (deadline or period) determined therein, that scope of performance or time (deadline or period) shall be considered as agreed upon which, as permitted by law, most closely approximates the provision.

11.13       Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any national, supranational, federal, state, local, or foreign statute or law shall be deemed also to refer to any successor entity and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

11.14       Expenses

Section 12.12 of the Shareholders’ Agreement shall be applicable with regard to any costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby irrespective of whether the Shareholders’ Agreement shall be in force at such time.

11.15       Taxes and Transaction Expenses

11.15.1            Each Party shall be responsible for their respective Taxes and fees (including any penalties and interest) incurred in connection with this Agreement. Any such Taxes and fees shall be paid by such Party responsible for such Taxes when due, and such Party will, at its own expense, file all necessary tax returns and other documentation with respect to all such Taxes and fees, as required by applicable law.

11.15.2            Subject only to Section 11.15.3 below, Sistema shall bear all fees and Taxes to be paid in connection with the execution and implementation and Completion of the Call Option, in particular any expenses incurred in connection with the clearance by the MAP and any fees to be paid to the registrar of MTS or ISH (as applicable) in connection with the transfer of the Underlying Shares or ISH Shares (if applicable) from TMO and Smaragd (if applicable) to Sistema.

11.15.3            Withholding Tax on the Purchase Price

(a)                                  In the event that at any time during the Call Option Period and, where the Call Option shall have been exercised, prior to the remittance of the Purchase Price in accordance with Section 5.1 Sistema (or a designated Affiliate of Sistema) intends, due to amended or newly introduced Tax laws or regulations applicable in the Russian Federation, to deduct withholding tax from the Purchase Price, Sistema (or a designated Affiliate of Sistema) shall immediately inform TMO and Smaragd in writing in accordance with Section 11.7.1 (“Notice on Changed Tax Circumstances”). In such case, the Parties undertake to immediately enter into good faith negotiations with each other in order to seek agreement upon the most appropriate means to avoid a payment of withholding tax by Sistema (or a designated Affiliate of Sistema). During such negotiations, the Parties shall (i) fully cooperate with and consult each other and with tax authorities if appropriate, and, (ii) where agreement shall be achieved between the Parties, support and, at the cost of TMO, implement all reasonable actions and measures in connection therewith and (iii) to the extent legally permissible, neither withhold any potential tax amount nor make any payments to tax authorities for as long as all actions necessary to implement such agreement have been taken.

(b)                                 In the event that the Parties do not reach an agreement during such good faith negotiations, and in any event within 20 (twenty) Business Days following service of the Notice on Changed Tax Circumstances by Sistema (or a designated Affiliate of Sistema) on TMO, then, in the absence of delivery by TMO to Sistema at least 5 (five) Business Days prior to the Earlier Transfer Date or Transfer Date (as the case may be) of an original, duly executed certificate of residence or other appropriate certificate as required by Tax laws and documenting exemption from all requirements relating to any such obligation of Sistema (or a designated Affiliate of Sistema) to apply withholding tax issued by the appropriate taxation authorities, payment by Sistema to TMO of the Purchase Price in accordance with Section 5.1 shall be made net of applicable withholding tax.

(c)                                  In the event that the Notice on Changed Tax Circumstances will be served later than 20 Business Days prior to the Transfer Date or the Earlier Transfer Date (as the case may be), the Parties agree that such Transfer Date or Earlier Transfer Date (as the case may be) shall be delayed to such date falling 20 Business Days following the date of serving the Notice on Changed Tax Circumstances. The implementation of the provision in this Section 11.15.3 (c) shall not, for the avoidance of doubt, constitute grounds for termination by TMO and Smaragd pursuant to Section 10.2. hereof or otherwise under this Agreement.

11.16       Incorporation of Exhibits, Annexes and Schedules

The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.17       Specific Performance

Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

11.18       Governing Language

This Agreement is drawn up in the English language. This Agreement may be translated into any language provided, however, that the English version shall in any event prevail.

11.19       Dispute Resolution

Any dispute, controversy or claim between any of the Parties hereto arising out of, relating to or in connection with this Agreement, including its existence, validity or termination, shall be referred to and resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce in effect on the date any arbitration commences (the “Rules”), which Rules are deemed to be incorporated by reference into this Section.  The place of the arbitration shall be London, United Kingdom, and the award shall be deemed to have been made there.  The tribunal may hold hearings, meetings, and deliberations at any place it deems appropriate, having regard to the circumstances of the arbitration.  The tribunal shall be comprised of three arbitrators to be appointed in accordance with the Rules.  The language of the arbitration shall be English.  Judgment upon any arbitral award may be entered in any court of competent jurisdiction.  Court jurisdiction under Sections 45 and 69 of the United Kingdom’s Arbitration Act of 1996 shall not apply. For the purposes of this Section 11.19, (including for the appointment of arbitrators in accordance with the Rules) TMO and Smaragd shall (where Section 2.2.2 shall be applicable) be considered one party and for all purposes herunder service on, or notification to, TMO shall be good and valid service on, or notification to, Smaragd.

11.20       Governing Law

This Agreement shall be governed by, and construed in accordance with, English law without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than England.

11.21       Delivery

This Agreement is delivered as a deed on the date written at the start of this Agreement.

Executed as a deed by
T-MOBILE INTERNATIONAL AG
acting by Michael Günther and Kevin Copp

Executed as a deed by
SMARAGD TELEKOMMUNIKATIONSDIENSTE GMBH
acting by Michael Günther and Kevin Copp

Executed as a deed by
SISTEMA JSFC
acting by Yevgeny Gregorievich Novitsky
and Vasily Vasilyevich Platoshin (as chief accountant)

ANNEX 2.2.1

[SISTEMA LETTERHEAD]

BY FAX

T-Mobile International AG

Kennedy Allee 1-5,

D-53175

Germany

Facsimile: +49 228 536 2009

Attn: Michael Günther, Esq.

Copy: Smaragd Telekommunikationsdienste GmbH

Kennedy Allee 1-5,

D-53175

Germany

Facsimile: +49 228 536 2309

Attn: Uli Kühbacher, Esq.

Copy: Clifford Chance CIS Ltd

ul. Sadovaya Samotechnaya 24/27

127051 Moscow

Russian Federation

Facsimile: +7 501 258 50 51

Attn: Marc Bartholomy, Esq.

[•], 2003

Dear [               ],

CALL NOTICE

Pursuant to Section 2.2 of the Call Option Agreement (the “Agreement”) by and between T-Mobile International AG (“TMO”), Smaragd Telekommunikationsdienste GmbH (“Smaragd”) and Joint-Stock Financial Corporation AFK Sistema (“Sistema”) dated as of 12 March 2003, we hereby exercise the Call Option granted to Sistema pursuant to Section 2.1 of the Agreement for the Purchase Price, as calculated in accordance with Section 3 of the Agreement, of EURO [               ], being the EURO equivalent of US$ [               ].

The Purchase Price has been computed as follows:

[                                                               ]

[                                                               ]

The Call Exercise Date for the purposes of the Agreement is [          ] 2003, being in accordance with Section 11.7 of the Agreement the date of transmission of this facsimile.

Terms not otherwise defined in this Call Notice shall have meanings ascribed to them in the Agreement.

Please acknowledge your receipt of this Call Notice by executing the TMO signature block below in duplicate and returning one originally-executed notice to Sistema (mail to: 10, Leontievsky Per., 103009 Moscow, Russian Federation, Attn: Evgeny Gregorievich Novitsky, Esq.). For the avoidance of doubt, TMO failure to acknowledge receipt will be without prejudice to the validity of this Call Notice under the Agreement.

Sincerely,

Sistema

By:

Title:

TMO, a joint stock company organized under the laws of Germany, hereby acknowledges the receipt of this Call Notice issued by Sistema in accordance with Section 2.2 of the Agreement.

Sincerely,

TMO

By:
Title:

ANNEX 5.2

Transfer Order for Transfer Date

TRANSFER ORDER

REGISTERED PERSON:
PERSONAL ACCOUNT NUMBER

T-Mobile International AG, Handelsregister B des Amstgerichts Bonn, HRB 8716, 03-02-2000

(Full name, name of registration authority, number and date of registration, name of natural person)

For natural persons:
Documents certifying identity Series
No

Issued:			date

Owner	☒	Nominee	☐	Trustee	☐

Debit from depo account (name or number of Deposit agreement):

HEREWITH REQUESTS TO RE-REGISTER ON THE NAME OF:
PERSONAL ACCOUNT NUMBER

Sistema JSFC, registered with the Tax Ministry of the Russian Federation under No. 1027700003891 on 04-07-2002

(Full name, name of registration authority, number and date of registration, name of natural person.)

For natural persons:
Documents certifying identity Series
No

Issued:				date

Owner	☒	Nominee	☐	Trustee	☐

Credit on depo account (name or number of Deposit agreement):

THE FOLLOWING SECURITIES:

Issuer Open Joint-Stock Company “Mobile TeleSystems”
(Full name of the issuer)

Type, category of securities Common shares

Nominal value 0.1 ruble per share State registration number 1-01-04715-A

Quantity 199,332,614 shares (one hundred ninety-nine million three hundred thirty-two thousand six hundred and fourteen)
Transaction amount (Roubles)

Encumbrances

THE ENTRY OF THE RECORD IN THE REGISTRY SHOULD BE MADE ON THE GROUND OF THE FOLLOWING DOCUMENT:

Call option agreement, dated February [ ], 2003
(type of transaction, number and date of agreement)

ON BEHALF OF THE REGISTERED PERSON: T-Mobile International AG

(Full name and position)	(Signature)
[ ]

[ ]

(Power of attorney No date of issue )
Seal

ON BEHALF OF THE REGISTERED PLEDGEE
(Full name and position)	(Signature)
(Power of attorney No date of issue )

Seal

ON BEHALF OF THE PERSON ON WHO'S ACCOUNT THE SECURITIES SHOULD BE CREDITED:

(Full name and position)	(Signature)

(Power of attorney No date of issue )
Seal

To be filled out at the acceptance of the transfer order	Internal marks

ANNEX 5.2

Transfer Orders for Earlier Transfer Date

TRANSFER ORDER

REGISTERED PERSON:
PERSONAL ACCOUNT NUMBER

T-Mobile International AG, Handelsregister B des Amstgerichts Bonn, HRB 8716, 03-02-2000

(Full name, name of registration authority, number and date of registration, name of natural person)

For natural persons:
Documents certifying identity Series
No

Issued:	date

Owner ☒	Nominee	☐	Trustee	☐

Debit from depo account (name or number of Deposit agreement):

HEREWITH REQUESTS TO RE-REGISTER ON THE NAME OF:
PERSONAL ACCOUNT NUMBER

Sistema JSFC, registered with the Tax Ministry of the Russian Federation under No. 1027700003891 on 04-07-2002

(Full name, name of registration authority, number and date of registration, name of natural person.)

For natural persons:
Documents certifying identity Series
No

Issued:			date

Owner ☒	Nominee	☐	Trustee	☐

Credit on depo account (name or number of Deposit agreement):

THE FOLLOWING SECURITIES:

Issuer Open Joint-Stock Company “Mobile TeleSystems”
(Full name of the issuer)

Type, category of securities Common shares

Nominal value 0.1 ruble per share State registration number 1-01-04715-A

Quantity 120,811,184 shares (one hundred million eight hundred eleven thousand one hundred eighty four)
Transaction amount (Roubles)

Encumbrances

THE ENTRY OF THE RECORD IN THE REGISTRY SHOULD BE MADE ON THE GROUND OF THE FOLLOWING DOCUMENT:

Call option agreement, dated February [ ], 2003
(type of transaction, number and date of agreement)

ON BEHALF OF THE REGISTERED PERSON: T-Mobile International AG

(Full name and position)	(Signature)
[ ]

[ ]

(Power of attorney No date of issue )
Seal

ON BEHALF OF THE REGISTERED PLEDGEE
(Full name and position)	(Signature)
(Power of attorney No date of issue )

Seal

ON BEHALF OF THE PERSON ON WHO'S ACCOUNT THE SECURITIES SHOULD BE CREDITED:

(Full name and position)	(Signature)

(Power of attorney No date of issue )
Seal

To be filled out at the acceptance of the transfer order	Internal marks

To be filled out by an employee of the registrar

Ref.No. Date of registration	Date of execution of the operation
Person that received the document	Person that executed the operation

TRANSFER ORDER

We herewith request that the following securities be re-registered from THE REGISTERED PERSON TRANSFERRING THE SECURITIES to THE PERSON ON WHO’S PERSONAL ACCOUNT THE SECURITIES SHOULD BE CREDITED:

Full name of the issuer ZAO Invest Sviaz Holding

Type, category of securities Common Shares
state registration No. of the issue: 1-02-09655-H
quantity: 485
Four hundred and eighty five in writing
the above specified securities are: ☒ not subject to any encumbrance ☐ pledged

THE RECORD SHOULD BE ENTERED INTO THE REGISTRY ON THE GROUND OF THE FOLLOWING DOCUMENT:
title and references of the document Call Option Agreement, dated February [ ], 2003 transaction amount [ ]
in writing

REGISTERED PERSON TRANSFERRING THE SECURITIES:
☒ owner ☐ nominee ☐ trustee
Full name: T-Mobile International AG
Title of certifying document: Excerpt from the commercial registry document series: No.: HRB 8716
date of issue, registration: 03-02-2000
Name of issuing or registration authority: Handelsregister B des Amtsgerichts Bonn

PERSON ON WHO’S PERSONAL ACCOUNT THE SECURITIES SHOULD BE CREDITED:
☒ owner ☐ nominee ☐ trustee
Full name: Sistema JSFC

Title of certifying document: Registration certificate
document series: No.: 1027700003891
date of issue, registration: 04-07-2002
Name of issuing or registration authority: Tax Ministry of the Russian Federation

AUTHORISED REPRESENTATIVE: Power of attorney No. dated « » « »
Full name:
Title of certifying document:
documents series: No.: date of issue, registration
name of issuing or registration authority:

Signature of registered person transferring
securities or her authorized representative

[ ]

Signature of registered person transferring
securities or her authorized representative

[ ]

To be filled out by an employee of the registrar

Ref.No. Date of registration	Date of execution of the operation
Person that received the document	Person that executed the operation

TRANSFER ORDER

We herewith request that the following securities be re-registered from THE REGISTERED PERSON TRANSFERRING THE SECURITIES to THE PERSON ON WHO’S PERSONAL ACCOUNT THE SECURITIES SHOULD BE CREDITED:

Full name of the issuer ZAO Invest Sviaz Holding

Type, category of securities Common Shares
state registration No. of the issue: 1-01-09655-H
quantity: 4
Four in writing
the above specified securities are: ☒ not subject to any encumbrance ☐ pledged

THE RECORD SHOULD BE ENTERED INTO THE REGISTRY ON THE GROUND OF THE FOLLOWING DOCUMENT:
title and references of the document Call Option Agreement, dated February [ ], 2003 transaction amount [ ]
in writing

REGISTERED PERSON TRANSFERRING THE SECURITIES:
☒ owner ☐ nominee ☐ trustee
Full name: T-Mobile International AG
Title of certifying document: Excerpt from the commercial registry document series: No.: HRB 8716
date of issue, registration: 03-02-2000
Name of issuing or registration authority: Handelsregister B des Amtsgerichts Bonn

PERSON ON WHO’S PERSONAL ACCOUNT THE SECURITIES SHOULD BE CREDITED:
☒ owner ☐ nominee ☐ trustee
Full name: Sistema JSFC

Title of certifying document: Registration certificate
document series: No.: 1027700003891
date of issue, registration: 04-07-2002
Name of issuing or registration authority: Tax Ministry of the Russian Federation

AUTHORISED REPRESENTATIVE: Power of attorney No. dated « » « »
Full name:
Title of certifying document:
documents series: No.: date of issue, registration
name of issuing or registration authority:

Signature of registered person transferring
securities or her authorized representative

[ ]

Signature of registered person transferring
securities or her authorized representative

[ ]

To be filled out by an employee of the registrar

Ref.No. Date of registration	Date of execution of the operation
Person that received the document	Person that executed the operation

TRANSFER ORDER

We herewith request that the following securities be re-registered from THE REGISTERED PERSON TRANSFERRING THE SECURITIES to THE PERSON ON WHO’S PERSONAL ACCOUNT THE SECURITIES SHOULD BE CREDITED:

Full name of the issuer ZAO Invest Sviaz Holding

Type, category of securities Common Shares
state registration No. of the issue: 1-01-09655-H
quantity: 1
one in writing
the above specified securities are: ☒ not subject to any encumbrance ☐ pledged

THE RECORD SHOULD BE ENTERED INTO THE REGISTRY ON THE GROUND OF THE FOLLOWING DOCUMENT:
title and references of the document Call Option Agreement, dated February [ ], 2003 transaction amount
in writing

REGISTERED PERSON TRANSFERRING THE SECURITIES:
☒ owner ☐ nominee ☐ trustee
Full name: Smaragd Telekommunikationsdienste GmbH

Title of certifying document: Excerpt from the commercial registry document series: No.: HRB 8522
date of issue, registration: [ ]
Name of issuing or registration authority: Handelsregister B des Amtsgerichts Bonn

PERSON ON WHO’S PERSONAL ACCOUNT THE SECURITIES SHOULD BE CREDITED:
☒ owner ☐ nominee ☐ trustee
Full name: Sistema JSFC

Title of certifying document: Registration certificate
document series: No.: 1027700003891
date of issue, registration: 04-07-2002
Name of issuing or registration authority: Tax Ministry of the Russian Federation

AUTHORISED REPRESENTATIVE: Power of attorney No. dated « » « »
Full name:
Title of certifying document:
documents series: No.: date of issue, registration
name of issuing or registration authority:

Signature of registered person transferring
securities or her authorized representative

[ ]

Signature of registered person transferring
securities or her authorized representative

[ ]

ANNEX 7.3

Financing Characteristics

1.               Senior secured notes guaranteed by Sistema in an amount up to US$ 500,000,000

2.               Secured by a pledge of MTS Shares (“Pledged Shares”) with an initial coverage ratio of up to 1.2 : 1.0 (i.e. MTS Shares with an aggregate value up to US$ 600,000,000 at the time of pledge)

3.               Notes maturity up to 5 years

4.               No registration of Pledged Shares with the SEC

5.               No applicable top-up obligation in respect of the Pledged Shares in the event that the value of the Pledged Shares deteriorates

6.               The notes to be subject to standard default provisions

7.               The Pledged Shares to be subject to foreclosure in the event of default and other customary circumstances